Exhibit 24(b)(11)






INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 16 to Registration Statement No. 33-12463 of Centennial America Fund, L.P. of our report dated January 22, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
April 17, 1997